Exhibit 23

KPMG Peat Marwick LLP

      99 High Street       Telephone 617 988 1000       Telefax 617 988 0800
      Boston, MA 02110-2371




                       Consent of Independent Auditors
                       -------------------------------

The Board of Directors and Stockholders
 of Westerbeke Corporation:

We consent to the incorporation by reference in the Registration Statements (File No. 33-24435 and 333-25687) on Form S-8 of Westerbeke Corporation of our report dated December 23, 1998 relating to the consolidated balance sheets of Westerbeke Corporation and subsidiary as of October 24, 1998 and October 25, 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended October 24, 1998, and related schedule, which report appears in the October 24, 1998 annual report on Form 10-K of Westerbeke Corporation.



                                       By /s/ KPMG Peat Marwick LLP
                                       ----------------------------

Boston, Massachusetts
January 20, 1999